                        THE TRIUMPH GROUP HOLDINGS, INC.
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
        FOR EACH OF THE THREE MONTH PERIODS ENDED JUNE 30, 1995 AND 1996
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                Three Months Ended
                                                                                    June 30,
                                                                           -------------------------
                                                                              1995             1996
                                                                           ----------     ----------
EARNINGS PER SHARE:

Weighted Average Number of Outstanding Common Shares                        5,850,455      5,804,955
Dilutive Effect of Outstanding Warrant                                        649,994        649,994
Dilutive Effect of Options Issued Within One Year of Filing
       At a Price Below the Estimated IPO Price                                35,590         35,590
Dilutive Effect of the Conversion of the Minority
       Interest in Triumph Controls, Inc.                                      62,534         62,534
Conversion of Preferred Stock                                                 278,068        320,717
Conversion of 14% Junior Subordinated Promissory Notes                        546,892        624,852
                                                                           ----------     ----------
Weighted Average Number of Outstanding Common
       Shares and Common Share Equivalents                                  7,423,532      7,498,642
                                                                           ----------     ----------
                                                                           ----------     ----------

Income From Continuing Operations                                          $    1,014     $    1,792
       Interest related to 14% Junior Subordinated Promissory Notes               271            313
       Income Tax Effect                                                         (108)          (125)
                                                                           ----------     ----------
 Income from Continuing Operations Available to Common Shareholders             1,177          1,980
 (Loss)/Income from Discontinued Operations                                       109           --
                                                                           ----------     ----------
Net Income Available to Common Shareholders                                $    1,286     $    1,980
                                                                           ----------     ----------
                                                                           ----------     ----------

Earnings per Share
       Continuing Operations                                               $     0.16     $     0.26
       Discontinued Operations                                                   0.01           --
                                                                           ----------     ----------

       Total                                                                  $  0.17        $  0.26
                                                                           ----------     ----------
                                                                           ----------     ----------


                        THE TRIUMPH GROUP HOLDINGS, INC.
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
               FOR EACH OF THE TWO YEARS ENDED MARCH 31, 1996 AND
                       THE TEN MONTHS ENDED MARCH 31, 1994
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                          Ten Months
                                                                            Ended                  Years Ended
                                                                           March 31,                March 31,
                                                                        ---------------------------------------------
                                                                            1994             1995             1996
                                                                        -----------     ------------      -----------
EARNINGS PER SHARE:

Weighted Average Number of Outstanding Common Shares                      5,804,955        5,843,955        5,850,455
Dilutive Effect of Outstanding Warrant                                      649,994          649,994          649,994
Dilutive Effect of Options Issued Within One Year of Filing
     At a Price Below the Estimated IPO Price                                35,590           35,590           35,590
Dilutive Effect of the Conversion of the Minority
     Interest in Triumph Controls, Inc.                                      62,534           62,534           62,534
Conversion of Preferred Stock                                               232,890          268,401          309,496
Conversion of 14% Junior Subordinated Promissory Notes                      459,738          526,588          607,681
                                                                        -----------     ------------      -----------
Weighted Average Number of Outstanding Common
     Shares and Common Share Equivalents                                  7,245,700        7,387,062        7,515,750
                                                                        -----------     ------------      -----------
                                                                        -----------     ------------      -----------

Income From Continuing Operations                                       $     4,908     $      4,364      $     5,194
     Interest related to 14% Junior Subordinated Promissory Notes               614              993            1,146
     Income Tax Effect                                                         (246)            (397)            (458)
                                                                        -----------     ------------      -----------
 Income from Continuing Operations Available to Common Shareholders           5,276            4,960            5,882
 (Loss)/Income from Discontinued Operations                                    (462)          (2,852)           4,496
                                                                        -----------     ------------      -----------

Net Income Available to Common Shareholders                             $     4,814     $      2,108      $    10,378
                                                                        -----------     ------------      -----------
                                                                        -----------     ------------      -----------


Earnings per Share
     Continuing Operations                                              $      0.72     $       0.67      $      0.78
     Discontinued Operations                                                  (0.06)           (0.39)            0.60
                                                                        -----------     ------------      -----------

     Total                                                              $      0.66     $       0.29      $      1.38
                                                                        -----------     ------------      -----------
                                                                        -----------     ------------      -----------
                                                                        -----------     ------------      -----------
